NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

November 21, 2024	Contact:	Steven F. Nicola
Chief Financial Officer
and Secretary
MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 30, 2024

Financial Highlights:
•4th Quarter consolidated sales of $446.7 million; $1.80 billion for fiscal 2024
•Outstanding debt reduced by $53.8 million during the quarter
•Cost reduction actions progressing well
•Company sets adjusted EBITDA guidance for fiscal 2025
•Webcast: Friday, November 22, 2024, 9:00 a.m., (201) 689-8471

PITTSBURGH, PA, NOVEMBER 21, 2024 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for the quarter and fiscal year ended September 30, 2024.

In discussing the Company’s results, Joseph C. Bartolacci, President and Chief Executive Officer, stated:

“Our consolidated operating results for the fiscal 2024 fourth quarter reflected another quarter of solid performance by our core businesses and, consistent with prior quarters, was impacted by continuing customer delays in our energy business. Our previously announced cost reduction program is now underway, as evidenced by the charges reflected in our GAAP results this quarter, and progressing well. Overall, we were pleased with the consolidated operating results as we again demonstrated the resilience of Matthews and our employees in mitigating the challenges faced by one of our segments. For the year ended September 30, 2024, consolidated adjusted EBITDA was $205.2 million.

“The Memorialization segment reported higher adjusted EBITDA for the current quarter despite lower unit volumes, which were related to a decline in U.S. deaths compared to a year ago. Ongoing cost control efforts combined with improved price realization were the key drivers in the improvement in operating margins. This segment has done a tremendous job of maintaining its level of performance over the past several years despite the declines in unit volume following the pandemic.

“We are also pleased to report that our SGK Brand Solutions segment reported another consecutive quarter of year-over-year sales growth. This segment has stabilized nicely over the last two years with modest improvements in margins and is continuing its recovery following the global impacts of the pandemic and the European impact of the Russia-Ukraine war. Sales for the segment increased compared to a year ago primarily reflecting improved pricing to mitigate inflationary cost increases, higher sales for the merchandising and private label businesses, and growth in the Asia-Pacific market.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
“Sales for the Industrial Technologies segment for the fiscal 2024 fourth quarter declined from a year ago primarily resulting from further customer delays in our energy business. The current quarter also reflected a continued soft warehouse automation market; however, order rates have been improving recently which could bode well for a good recovery next fiscal year.

“With respect to our cost reduction program, current quarter charges include non-cash goodwill impairment and other asset write-downs primarily in connection with our European operations, in addition to severance and other costs. The program is also targeting general and administrative cost reductions. For our fiscal 2024 fourth quarter, we reported another quarter of lower corporate and non-operating costs compared to a year ago. For the year, corporate and non-operating costs were approximately 5% lower than last year.

“During the fiscal 2024 fourth quarter, we reduced our outstanding debt by $53.8 million. In addition, we completed the refinancing of outstanding senior notes due December 1, 2025. Due to current interest rates and the ongoing strategic review of our business portfolio, we opted for a shorter-term bond (three-year maturity) with an ability to call in one year. We are projecting higher operating cash flow next year as our working capital investments in fiscal 2024 begin to convert to operating cash flow, which will be partially mitigated by costs in connection with our cost reduction program.

“Looking forward to fiscal 2025, we continue to face the uncertainty of project timing in our Industrial Technologies segment, specifically relating to our energy business. While we currently expect deliveries to be substantially completed during the year, quarterly timing is still difficult to forecast. Our cost reduction programs should mitigate some of this impact.

“We expect another solid performance for our Memorialization business in fiscal 2025 as U.S. deaths appear to have generally normalized following COVID and we are projecting continued growth in our cremation-related products sales. Continued growth is also projected for our SGK Brand Solutions segment reflecting ongoing improvement in U.S. market conditions, more stable conditions in Europe, and further growth in the Asia-Pacific region. In the Industrial Technologies segment, our product identification business is projecting growth next year and we should start to realize benefits from the launch of a new printhead product, which is currently scheduled for the latter half of the fiscal year. Also, as noted earlier, recent improving order rates for warehouse automation solutions should support recovery in this business. With these considerations in mind, we remain cautious and are projecting adjusted EBITDA in the range of $205 million to $215 million for fiscal 2025.

“Lastly, as growth opportunities for the Industrial Technologies segment continue to emerge, the Company has been exploring strategies with respect to its portfolio of businesses. Accordingly, we have retained J.P. Morgan to support the evaluation of potential strategic alternatives.”

Fourth Quarter Fiscal 2024 Consolidated Results (Unaudited)

($ in millions, except per share data)	Q4 FY2024	Q4 FY2023	Change	% Change
Sales	$446.7	$480.2	$(33.5)	(7.0)%
Net (loss) income attributable to Matthews	$(68.2)	$17.7	$(85.9)	NM
Diluted (loss) earnings per share	$(2.21)	$0.56	$(2.77)	NM
Non-GAAP adjusted net income	$16.6	$30.3	$(13.7)	(45.2)%
Non-GAAP adjusted EPS	$0.55	$0.96	$(0.41)	NM
Adjusted EBITDA	$58.1	$61.9	$(3.8)	(6.1)%
Note: See the attached tables for additional important disclosures regarding Matthews’ use of non-GAAP measures as well as reconciliations of non-GAAP measures to corresponding GAAP measures.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
Consolidated sales for the fiscal 2024 fourth quarter were $446.7 million, compared to $480.2 million for the fiscal 2023 fourth quarter, representing a decrease of $33.5 million. Net loss attributable to the Company for the quarter ended September 30, 2024 was $68.2 million, or $2.21 per share, compared to net income of $17.7 million, or $0.56 per share, for the same quarter last year. On a non-GAAP adjusted basis, earnings for the fiscal 2024 fourth quarter were $0.55 per share, compared to $0.96 per share a year ago. The net loss on a GAAP basis in the current fiscal quarter primarily reflected asset write-downs, including a goodwill impairment charge, and charges in connection with cost reduction programs. Adjusted EBITDA (net income before interest expense, income taxes, depreciation and amortization, and other adjustments) for the fiscal 2024 fourth quarter was $58.1 million, compared to $61.9 million a year ago, primarily reflecting lower adjusted EBITDA in the Industrial Technologies segment.

Fiscal 2024 Consolidated Results (Unaudited)

($ in millions, except per share data)	YTD FY2024	YTD FY2023	Change	% Change
Sales	$1,795.7	$1,880.9	$(85.2)	(4.5)%
Net (loss) income attributable to Matthews	$(59.7)	$39.3	$(99.0)	NM
Diluted (loss) earnings per share	$(1.93)	$1.26	$(3.19)	NM
Non-GAAP adjusted net income	$67.0	$90.1	$(23.1)	(25.6)%
Non-GAAP adjusted EPS	$2.17	$2.88	$(0.71)	(24.7)%
Adjusted EBITDA	$205.2	$225.8	$(20.6)	(9.1)%
Note: See the attached tables for additional important disclosures regarding Matthews’ use of non-GAAP measures as well as reconciliations of non-GAAP measures to corresponding GAAP measures.

Consolidated sales for the year ended September 30, 2024 were $1.80 billion, compared to $1.88 billion a year ago, representing a decrease of $85.2 million, or 4.5%, from the prior year. Net loss attributable to the Company for the year ended September 30, 2024 was $59.7 million ($1.93 per share), compared to net income of $39.3 million ($1.26 per share) for fiscal 2023. On a non-GAAP adjusted basis, earnings for the year ended September 30, 2024 were $2.17 per share, compared to $2.88 per share last year. The net loss on a GAAP basis for the current fiscal year primarily resulted from asset write-downs, including a goodwill impairment charge, and charges in connection with cost reduction programs. Adjusted EBITDA for the year ended September 30, 2024, was $205.2 million, compared to $225.8 million a year ago. The decrease reflected lower adjusted EBITDA for the Industrial Technologies and Memorialization segments, offset partially by higher adjusted EBITDA for SGK Brand Solutions and lower corporate and other non-operating costs.

Webcast

The Company will host a conference call and webcast on Friday, November 22, 2024, at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (201) 689-8471. The audio webcast can be monitored at www.matw.com. As soon as available after the call, a transcript of the call will be posted on the Investor Relations section of the Company’s website at www.matw.com.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
About Matthews International Corporation

Matthews International Corporation is a global provider of memorialization products, industrial technologies, and brand solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The Industrial Technologies segment includes the design, manufacturing, service and sales of high-tech custom energy storage solutions; product identification and warehouse automation technologies and solutions, including order fulfillment systems for identifying, tracking, picking and conveying consumer and industrial products; and coating and converting lines for the packaging, pharma, foil, décor and tissue industries. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands and provide value. The Company has over 11,000 employees in more than 30 countries on six continents that are committed to delivering the highest quality products and services.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions and divestitures, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, the outcome of the Company's dispute with Tesla, Inc. ("Tesla"), and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,			Year Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Sales	$446,695	$480,168	(7.0)%	$1,795,737	$1,880,896	(4.5)%
Cost of sales	(329,360)	(329,354)	—%	(1,266,030)	(1,303,224)	(2.9)%
Gross profit	117,335	150,814	(22.2)%	529,707	577,672	(8.3)%
Gross margin	26.3%	31.4%		29.5%	30.7%

Selling and administrative expenses	(141,156)	(113,931)	23.9%	(488,280)	(447,487)	9.1%
Intangible amortization	(9,232)	(10,569)	(12.7)%	(37,023)	(42,068)	(12.0)%
Goodwill write-downs	(16,727)	—	100.0%	(16,727)	—	100.0%
Operating (loss) profit	(49,780)	26,314	NM	(12,323)	88,117	(114.0)%
Operating margin	(11.1)%	5.5%		(0.7)%	4.7%

Interest and other, net	(17,701)	(10,983)	61.2%	(57,334)	(47,207)	21.5%
(Loss) income before income taxes	(67,481)	15,331	NM	(69,657)	40,910	NM
Income taxes	(680)	2,362	(128.8)%	9,997	(1,774)	NM
Net (loss) income	(68,161)	17,693	NM	(59,660)	39,136	NM
Non-controlling interests	—	30	(100.0)%	—	155	(100.0)%
Net (loss) income attributable to Matthews	$(68,161)	$17,723	NM	$(59,660)	$39,291	NM

(Loss) earnings per share -- diluted	$(2.21)	$0.56	NM	$(1.93)	$1.26	NM

Earnings per share -- non-GAAP(1)	$0.55	$0.96	NM	$2.17	$2.88	(24.7)%

Dividends declared per share	$0.24	$0.23	4.3%	$0.96	$0.92	4.3%

Diluted shares	30,910	31,517		30,913	31,289
(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release
NM: Not meaningful

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Sales:
Memorialization	$196,840	$204,878	$829,731	$842,997
Industrial Technologies	113,915	140,561	433,156	505,751
SGK Brand Solutions	135,940	134,729	532,850	532,148
	$446,695	$480,168	$1,795,737	$1,880,896

Adjusted EBITDA:
Memorialization	$40,535	$36,890	$162,586	$163,986
Industrial Technologies	15,870	23,470	39,716	66,278
SGK Brand Solutions	17,303	17,512	61,620	57,128
Corporate and Non-Operating	(15,579)	(15,989)	(58,765)	(61,583)
Total Adjusted EBITDA(1)	$58,129	$61,883	$205,157	$225,809

(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(In thousands)

	September 30, 2024	September 30, 2023
ASSETS
Cash and cash equivalents	$40,816	$42,101
Accounts receivable, net	205,984	207,526
Inventories, net	237,888	260,409
Other current assets	147,855	138,221
Total current assets	632,543	648,257
Property, plant and equipment, net	279,499	270,326
Goodwill	697,123	698,109
Other intangible assets, net	126,026	160,478
Other long-term assets	99,699	110,211
Total assets	$1,834,890	$1,887,381

LIABILITIES
Long-term debt, current maturities	$6,853	$3,696
Other current liabilities	427,922	390,904
Total current liabilities	434,775	394,600
Long-term debt	769,614	786,484
Other long-term liabilities	193,295	181,016
Total liabilities	1,397,684	1,362,100

SHAREHOLDERS' EQUITY
Total shareholders' equity	437,206	525,281
Total liabilities and shareholders' equity	$1,834,890	$1,887,381

CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(In thousands)

	Year Ended September 30,
	2024	2023

Cash flows from operating activities:
Net (loss) income	$(59,660)	$39,136
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	94,770	96,530
Changes in working capital items	14,696	(35,503)
Goodwill write-downs	16,727	—
Other operating activities	12,749	(20,639)
Net cash provided by operating activities	79,282	79,524

Cash flows from investing activities:
Capital expenditures	(45,218)	(50,598)
Acquisitions, net of cash acquired	(5,825)	(15,341)
Other investing activities	4,075	7,214
Net cash used in investing activities	(46,968)	(58,725)

Cash flows from financing activities:
Net (payments) proceeds from long-term debt	(31,338)	(18,224)
Purchases of treasury stock	(20,574)	(2,857)
Dividends	(31,409)	(28,202)
Other financing activities	48,278	(912)
Net cash used in financing activities	(35,043)	(50,195)

Effect of exchange rate changes on cash	1,444	83

Net change in cash, cash equivalents and restricted cash	$(1,285)	$(29,313)

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
Reconciliations of Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition and divestiture costs, ERP integration costs, strategic initiative and other charges (which includes non-recurring charges related to certain commercial and operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA remove the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2024	2023	2024	2023
Net (loss) income	$(68,161)	$17,693	$(59,660)	$39,136
Income tax provision (benefit)	680	(2,362)	(9,997)	1,774
(Loss) income before income taxes	$(67,481)	$15,331	$(69,657)	$40,910
Net loss attributable to noncontrolling interests	—	30	—	155
Interest expense, including RPA and factory financing fees (1)	14,825	12,746	55,364	48,690
Depreciation and amortization *	24,329	24,717	94,770	96,530
Acquisition and divestiture related items (2) **	11	848	5,576	5,293
Strategic initiatives and other charges (3) ** †	48,458	6,168	65,586	13,923
Highly inflationary accounting impacts (primarily non-cash) (4)	132	(1,714)	1,027	1,360
Goodwill and asset write-downs (5)	33,574	—	33,574	—
Stock-based compensation	4,169	3,673	18,478	17,308
Non-service pension and postretirement expense (6)	112	84	439	1,640
Total Adjusted EBITDA	$58,129	$61,883	$205,157	$225,809
Adjusted EBITDA margin	13.0%	12.9%	11.4%	12.0%

(1) Includes fees for receivables sold under the RPA and factoring arrangements totaling $1,192 and $1,284 for the three months ended September 30, 2024 and 2023, respectively, and $4,830 and $4,042 for the fiscal years ended September 30, 2024 and 2023, respectively.

(2) Includes certain non-recurring costs associated with recent acquisition and divestiture activities, and also includes a gain of $1,827 for the three months and fiscal year ended September 30, 2023 related to the divestiture of a business in the Industrial Technologies segment.

(3) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives and costs associated with global ERP system integration efforts. Fiscal 2024 also includes legal costs related to an ongoing dispute with Tesla, which totaled $4,261 and $12,399 for the three months and fiscal year ended September 30, 2024, respectively. Fiscal 2023 includes loss recoveries totaling $2,154 for the fiscal year ended September 30, 2023, which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(4) Represents exchange gains and losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries.
(5) Fiscal 2024 includes goodwill write-downs within the Industrial Technologies segment of $16,727, asset write-downs within the Memorialization segment of $13,716, and investment write-downs within Corporate and Non-operating of $3,131.

(6) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $7,368 and $6,646 for the Memorialization segment, $6,028 and $5,600 for the Industrial Technologies segment, $9,724 and $11,299 for the SGK Brand Solutions segment, and $1,209 and $1,172 for Corporate and Non-Operating, for the three months ended September 30, 2024 and 2023, respectively. Depreciation and amortization was $27,768 and $23,738 for the Memorialization segment, $23,772 and $23,184 for the Industrial Technologies segment, $38,667 and $44,842 for the SGK Brand Solutions segment, and $4,563 and $4,766 for Corporate and Non-Operating, for the fiscal years ended September 30, 2024 and 2023, respectively.
** Acquisition costs, ERP integration costs, non-recurring/incremental COVID-19 costs, and strategic initiatives and other charges were $1,309 and $22 for the Memorialization segment, $40,069 and $614 for the Industrial Technologies segment, $307 and $3,878 for the SGK Brand Solutions segment, and $6,784 and $2,502 for Corporate and Non-Operating, for the three months ended September 30, 2024 and 2023, respectively. Acquisition costs, ERP integration costs, non-recurring/incremental COVID-19 costs, and strategic initiatives and other charges were $3,514 and $1,002 for the Memorialization segment, $54,357 and $4,108 for the Industrial Technologies segment, $3,001 and $10,905 for the SGK Brand Solutions segment, and $10,290 and $3,201 for Corporate and Non-Operating, for the fiscal years ended September 30, 2024 and 2023, respectively.
† Strategic initiatives and other charges includes charges for exit and disposal activities (including severance and other employee termination benefits) totaling $41,353 and $6,003 for the three months ended September 30, 2024 and 2023, respectively. $29,283, $1,492, and $10,578 were presented in cost of sales, selling expense, and administrative expense for the three months ended September 30, 2024, respectively. Charges of $4,925 and $1,429, and a credit of $351 were presented in cost of sales, selling expense, and administrative expense for the three months ended September 30, 2023, respectively. Strategic initiatives and other charges includes charges for exit and disposal activities (including severance and other employee termination benefits) totaling $45,705 and $13,210 for the fiscal years ended September 30, 2024 and 2023, respectively. $32,526, $1,379 and $11,800 were presented in cost of sales, selling expense, and administrative expense for the fiscal year ended September 30, 2024, respectively. $9,028, $1,925 and $2,257 were presented in cost of sales, selling expense, and administrative expense for the fiscal year ended September 30, 2023, respectively. Accrued severance and other employee termination benefits totaled $42,245 and $7,321 as of September 30, 2024 and 2023, respectively.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,				Year Ended September 30,
	2024		2023		2024		2023
		per share		per share		per share		per share
Net income (loss) attributable to Matthews	$(68,161)	$(2.21)	$17,723	$0.56	$(59,660)	$(1.93)	$39,291	$1.26
Acquisition and divestiture items (1)	837	0.03	1,626	0.05	4,873	0.16	4,874	0.15
Strategic initiatives and other charges (2)	41,261	1.35	4,702	0.15	57,073	1.85	11,771	0.38
Highly inflationary accounting impacts (primarily non-cash) (3)	132	—	(1,714)	(0.05)	1,027	0.03	1,360	0.04
Goodwill and asset write-downs (4)	32,784	1.06	—	—	32,784	1.06	—	—
Non-service pension and postretirement expense (5)	83	—	63	—	329	0.01	1,230	0.04
Intangible amortization expense	6,924	0.23	7,927	0.25	27,767	0.90	31,551	1.01
Tax-related (6)	2,703	0.09	—	—	2,839	0.09	—	—
Adjusted net income	$16,563	$0.55	$30,327	$0.96	$67,032	$2.17	$90,077	$2.88

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 7.4% and 26.9%, for the three months ended September 30, 2024 and 2023, respectively, and 11.5% and 25.7% for the fiscal year ended September 30, 2024 and 2023, respectively. The difference between the Company’s income tax rates on adjusted net income for fiscal 2024 compared to fiscal 2023 was primarily caused by the foreign net operating losses with full valuation allowances and nondeductible goodwill impairment charges in the current fiscal year.

(1) Includes certain non-recurring costs associated with recent acquisition and divestiture activities, and also includes a gain in fiscal year 2023 related to the divestiture of a business in the Industrial Technologies segment.

(2) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Fiscal 2024 also includes legal costs related to an ongoing dispute with Tesla, which totaled $4,261 and $12,399 for the three months and fiscal year ended September 30, 2024, respectively. Fiscal 2023 includes loss recoveries totaling $2,154 for the fiscal year ended September 30, 2023, which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(3) Represents exchange gains and losses associated with highly inflationary accounting related to the Company's Turkish subsidiaries
(4) Fiscal 2024 includes goodwill write-downs within the Industrial Technologies segment, asset write-downs within the Memorialization segment, and investment write-downs within Corporate and Non-operating.

(5) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

(6) The three months and fiscal year ended September 30, 2024 includes $2,703 of tax-related items incurred in connection with restructuring that resulted in a deferred tax asset write-off. Fiscal 2024 includes $136 of tax-related items incurred in connection with the derecognition of deferred tax assets for a joint venture that is being terminated.

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
CONSTANT CURRENCY SALES AND ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Memorialization	Industrial Technologies	SGK Brand Solutions	Corporate and Non-Operating	Consolidated
Reported sales for the quarter ended September 30, 2024	$196,840	$113,915	$135,940	$—	$446,695
Changes in foreign exchange translation rates	(107)	(783)	237	—	(653)
Constant currency sales for the quarter ended September 30, 2024	$196,733	$113,132	$136,177	$—	$446,042

Reported sales for the year ended September 30, 2024	$829,731	$433,156	$532,850	$—	$1,795,737
Changes in foreign exchange translation rates	(362)	(4,060)	3,110	—	(1,312)
Constant currency sales for the year ended September 30, 2024	$829,369	$429,096	$535,960	$—	$1,794,425

Reported adjusted EBITDA for the quarter ended September 30, 2024	$40,535	$15,870	$17,303	$(15,579)	$58,129
Changes in foreign exchange translation rates	17	(76)	(187)	29	(217)
Constant currency adjusted EBITDA for the quarter ended September 30, 2024	$40,552	$15,794	$17,116	$(15,550)	$57,912

Reported adjusted EBITDA for the year ended September 30, 2024	$162,586	$39,716	$61,620	$(58,765)	$205,157
Changes in foreign exchange translation rates	139	(367)	113	82	(33)
Constant currency adjusted EBITDA for the year ended September 30, 2024	$162,725	$39,349	$61,733	$(58,683)	$205,124

Matthews International Reports Results for Fourth Quarter and Fiscal Year Ended September 30, 2024

November 21, 2024
NET DEBT RECONCILIATION (Unaudited)
(In thousands)

	September 30, 2024	September 30, 2023

Long-term debt, current maturities	$6,853	$3,696
Long-term debt	769,614	786,484
Total long-term debt	776,467	790,180

Less: Cash and cash equivalents	(40,816)	(42,101)

Net Debt	$735,651	$748,079

Adjusted EBITDA	$205,157	$225,809

Net Debt Leverage Ratio	3.6	3.3

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